Form 10-K, Exhibit 13
period 1996-12-31
MONEY STORE TRUST 1996-C
filed 1997-03-31
CIK 1023850

                                  EXHIBIT 13

                            SERVICER'S CERTIFICATE


In Accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of August 31, 1996, The Money Store, Inc. reports the following information
pertaining to Series 1996-C, for the calendar year              1996


Per Section 6.10

(IX) Amount received:   Interest         Principal        Other Servicer Fees
     Pool I          15,101,239.51     23,123,943.49          224,040.59
     Pool II          6,772,469.95     12,483,766.91           87,563.81
     Pool III         7,539,350.48      8,755,267.08           23,737.37
     Pool IV            840,887.34        707,081.05               25.00


(XIII)    Class "A-1" Remittance Amount
          (A) Current Interest Requirement         2,033,271.38
          (B) Principal Distribution Amount       13,408,760.68
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-1" REMITTANCE AMOUNT                      22,353,622.09

          Class "A-2" Remittance Amount:
          (A) Current Interest Requirement           521,823.60
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-2" REMITTANCE AMOUNT                         695,764.80

          Class "A-3" Remittance Amount:
          (A) Current Interest Requirement         1,355,319.00
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-3" REMITTANCE AMOUNT                       1,807,092.00

          Class "A-4" Remittance Amount:
          (A) Current Interest Requirement         1,013,115.50
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-4" REMITTANCE AMOUNT                       1,350,820.67

          Class "A-5" Remittance Amount:
          (A) Current Interest Requirement         1,663,695.10
          (B) Principal Distribution Amount        6,310,005.03
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-5" REMITTANCE AMOUNT                      11,471,363.37

          Class "A-6" Remittance Amount:
          (A) Current Interest Requirement           990,491.23
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-6" REMITTANCE AMOUNT                       1,320,654.97


          Class "A-7" Remittance Amount:
          (A) Current Interest Requirement           873,699.05
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-7" REMITTANCE AMOUNT                       1,164,932.07

          Pool I Remittance Amount:
          (A) Current Interest Requirement         8,451,414.85
          (B) Principal Distribution Amount       19,718,765.71
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL POOL I REMITTANCE AMOUNT                           40,164,249.95

          Class "A-8" Remittance Amount:
          (A) Current Interest Requirement         3,043,800.64
          (B) Principal Distribution Amount        9,774,652.30
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-8" REMITTANCE AMOUNT                      18,809,768.07

          Class "A-9" Remittance Amount:
          (A) Current Interest Requirement           719,383.33
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-9" REMITTANCE AMOUNT                         994,383.33

          Pool II Remittance Amount:
          (A) Current Interest Requirement         3,763,183.97
          (B) Principal Distribution Amount        9,774,652.30
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL POOL II REMITTANCE AMOUNT                          19,804,151.40

          Class "A-10" Remittance Amount:
          (A) Current Interest Requirement         1,147,695.53
          (B) Principal Distribution Amount        8,405,965.57
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-10" REMITTANCE AMOUNT                     13,040,898.16

          Class "A-11" Remittance Amount:
          (A) Current Interest Requirement           838,645.20
          (B) Principal Distribution Amount                0.00

          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-11" REMITTANCE AMOUNT                      1,118,193.60

          Class "A-12" Remittance Amount:
          (A) Current Interest Requirement           405,782.50
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-12" REMITTANCE AMOUNT                        541,043.33

          Class "A-13" Remittance Amount:
          (A) Current Interest Requirement           388,818.95
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-13" REMITTANCE AMOUNT                        518,425.27

          Class "A-14" Remittance Amount:
          (A) Current Interest Requirement           484,966.58
          (B) Principal Distribution Amount                0.00
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL CLASS "A-14" REMITTANCE AMOUNT                        646,622.10

          Pool III Remittance Amount:
          (A) Current Interest Requirement         3,265,908.76
          (B) Principal Distribution Amount        8,405,965.57
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL POOL III REMITTANCE AMOUNT                         15,865,182.46

          Class "A-15" (POOL IV) Remittance Amount:
          (A) Current Interest Requirement           468,336.82
          (B) Principal Distribution Amount          856,444.61
          (C) Carry Forward Amount                         0.00
          (D) Monthly Advance for Bankruptcy               0.00
          TOTAL POOL IV REMITTANCE AMOUNT                           1,550,178.65


(XIX)     (A)  Servicing Fee for the Related Due Period
                        POOL I                229,084.14
                        POOL II               126,127.13
                        POOL III              116,260.31
                        POOL IV                13,642.07
          (B) Contingency fee for the related due period
                        POOL I                229,084.14
                        POOL II               126,127.13
                        POOL III              116,260.31
                        POOL IV                13,642.07
          (C) Amount to be deposited to the expense account - TRUSTEE
                        POOL I                 61,866.05
                        POOL II                34,000.27
                        POOL III               24,671.84

                        POOL IV                 3,071.06
          (D) Amount to be deposited to the insurance account - MBIA
                        POOL I                148,479.00
                        POOL II                81,601.00
                        POOL III              148,031.00
                        POOL IV                33,781.00
          (E) FHA Premium Account                        30,710.75
          (F) Class A-9 Auction Agent Fee                40,570.83


(XXXV)Other Information
      (A) Spread Account Balances
              POOL I          0.00
              POOL II         0.00
              POOL III                54,204,234.46
              POOL IV                 4,517,019.54
      (B) Amount to be deposited into Pool III
      Spread Account due to trigger activation           0.00

(i)   The amount of such distribution payable out of amounts
      withdrawn from the Spread account  or persuant to a claim    0.00

(ii)  The Pool Balance as of the close of business on the last preceding Monthly Period:
              POOL I             469,601,686.47
              POOL II            258,107,254.18
              POOL III           188,946,977.57
              POOL IV             24,264,275.31

(iii) The Certificate Balance and Certificate Factor after giving effect to all payments reported under clause (xiii) above on such dated:
               POOL I            471,032,052.76             Factor  .94206411
               POOL II           260,226,890.57             Factor  .94627960
               POOL III          188,466,219.63             Factor  .94233110
               POOL IV            24,071,570.34             Factor  .96286281

(iv) The amount of the Principal Carryover Shortfall and Interest Carryover Shortfall, as applicable, if any, on such Distribution Date and change in the Principal Carryover Shortfall, and Interest Corryover Shortfall, as
     applicable, from preceding Distribution Date:                       0.00

(vi) The aggregate amount which is received by the Trust from the Servicer
     POOL I          38,545,151.52
     POOL II         19,807,986.83
     POOL III        16,069,853.04
     POOL IV          1,515,933.75


By:    /s/ James Ransom
       ----------------------
       James Ransom
       Assistant Treasurer